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                                                                   Exhibit 23.2

                       Consent of Independent Accountants

The Board of Directors
Paracel Online Systems, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-3 and related Prospectus of WavePhore, Inc. for the registration of 5,727,277 shares of its common stock of our report dated July 3, 1997, with respect to the balance sheets of Paracel Online Systems, Inc. (formerly Carthage International, Inc.), a wholly owned subsidiary of Paracel, Inc., as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the period from January 1, 1995 to December 4, 1995 (Predecessor), the period from December 5, 1995 (acquisition) to December 31, 1995 and the year ended December 31, 1996 (Successor), which report appears in Form 8-K/A of WavePhore, Inc. dated August 12, 1997.



We also consent to the reference to our firm under the heading "Experts" in the Prospectus.



                                                KPMG Peat Marwick LLP


Los Angeles, California
September 26, 1997